CERTIFICATE OF AMENDMENT TO THE DESIGNATION
        OF RIGHTS AND PREFERENCES RELATED TO SERIES A 10%
 CUMULATIVE CONVERTIBLE PREFERRED STOCK OF BIOMUNE SYSTEMS, INC.


     The undersigned, being the President and the Secretary of Biomune Systems, Inc., a Nevada corporation, do hereby certify and declare as follow:

     1.   The name of the Corporation is Biomune Systems, Inc.

     2. Attached hereto as Exhibit "A" and incorporated herein by this reference is a true and correct copy of the amendment to Section 1 of the Designation of Rights and Preferences related to the Series A 10% Cumulative Convertible Preferred Stock of Biomune Systems, Inc.

     3. The amendment to Section 1 of the Designation of Rights and Preferences related to the Series A 10% Cumulative Convertible Preferred Stock described above was adopted by the Corporation's Board of Directors by Unanimous Written Consent dated June 5, 1996, pursuant to Section 78.315 of the Nevada Private Corporations Act and is being filed with the Nevada Secretary of State pursuant to Section 78.195 and Section 78.207 of the Nevada Private Corporations Act.

     4. The above-referenced amendment was consented to by a majority of the current and certain former holders of a majority of the shares of the Corporation's Series A 10% Cumulative Convertible Preferred Stock as required by
Section 7(iii) of the Designation of Rights and Preferences related to the Series A 10% Cumulative Convertible Preferred Stock.
     5. The current number of authorized shares and the par value of each class and series of shares before the amendment is as follows:
          (a)  Common  Stock, $0.0001 par value per share:  500,000,000
          (b) Preferred Stock, $0.0001 par value per share: 50,000,000, which have been designated as follows:
              (i)  Series A 10% Cumulative Convertible Preferred Stock:1,075,000
              (ii) Series B 10% Cumulative Convertible  Non-Voting Preferred
                   Stock:  1,000,000
              (iii)Series D 8% Cumulative Convertible Non-Voting Preferred
                   Stock: 6,000

     6. The number of authorized shares and the par value of each class and series of shares after the amendment will be as follows:
          (a)  Common Stock, $0.0001 par value per share:  500,000,000
          (b) Preferred Stock, $0.0001 par value per share: 50,000,000, which will be designated as follows:
               (i) Series A 10% Cumulative Convertible Preferred Stock:1,120,000
               (ii)Series B 10% Cumulative Convertible Non-Voting Preferred
                   Stock: 1,000,000
              (iii)Series D 8% Cumulative Convertible Non-Voting Preferred
                   Stock: 6,000

     7. This Certificate of Amendment shall be effective upon filing with the Nevada Secretary of State.

     IN WITNESS WHEREOF, we have signed this Certificate of Amendment as of this 24th day of June, 1996.

                                   BIOMUNE SYSTEMS, INC., a Nevada
                                   corporation


                                   By:  /s/Milton G. Adair
                                        Milton G. Adair
                                        Its:  President


                                   By:  /s/ E.Wayne Nelson
                                        E. Wayne Nelson
                                        Its:  Secretary
Attested and Verified:

By:  /s/ E. Wayne Nelson
     E. Wayne Nelson
     Its:  Secretary

STATE OF UTAH            )
                         :ss
COUNTY OF SALT LAKE      )


     On the 24th day of June, 1996, Milton G. Adair, who, being by me duly sworn, did say that he is the President of Biomune Systems, Inc., a Nevada corporation, and that the foregoing instrument was signed on behalf of such Corporation by authority of its Bylaws and such officer acknowledged to me that the Corporation executed the same.

                                   /s/ Thomas R. Taylor
                                   NOTARY PUBLIC

My Commission Expires: September 25, 1996
Notary Public
Thomas R. Taylor
170 South Main #900
Salt Lake City, UT 84101
State of UTah

______________________
                        EXHIBIT "A"

1.   Designation and Number of Shares.

     An initial series of the Corporation's Preferred Stock is hereby established, to be designated and known as "Series A 10% Convertible Preferred Stock" (hereinafter referred to as the "Series A Preferred Stock"), consisting of one million one hundred twenty thousand (1,120,000) shares of the authorized and unissued shares of the Corporation's Preferred Stock, $0.0001 par value per share. The Corporation shall from time to time, in accordance with the laws of the State of Nevada, increase the number of shares of its Common Stock, $0.0001 par value per share, if at any time the number of shares of the Corporation's Common Stock remaining unissued and available for issuance shall not be sufficient to permit conversion of the Series A Preferred Stock as provided herein.

                              CERTIFICATION


     I, Milton G. Adair, President of Biomune Systems, Inc., a Nevada corporation, do hereby certify that attached hereto is a true and complete copy of the Action by Unanimous Written Consent dated June 5, 1996 of the Board of Directors of Biomune Systems, Inc. evidencing, among other things, the Board of Directors' adoption of an amendment to the Designation of Rights and Preferences related to the Series A 10% Cumulative Convertible Preferred Stock (a true and correct copy of which amendment is attached to said Action by Unanimous Written Consent as Exhibit "B" thereto) and declaration of the advisability of the adoption thereof in accordance with the requirements of the Nevada Private Corporations Act, and the authorization of Milton G. Adair and any other appropriate officers of Biomune Systems, Inc. to execute any and all other requisite certificates, instruments, papers and documents in connection therewith. I further certify that as of the date hereof the attached Action by Unanimous Written Consent remains in full force and effect and has not been amended or revoked. IN WITNESS WHEREOF, I hereunto set my hand this 24thday of June, 1996.

                                   BIOMUNE SYSTEMS, INC.,
                                   a Nevada corporation


                                      By:   /s/ Milton G. Adair
                                            Milton G. Adair
                                            Its:  President

               ACTION BY UNANIMOUS WRITTEN CONSENT
                   OF THE BOARD OF DIRECTORS OF
                      BIOMUNE SYSTEMS, INC.

                       ____________________

                           June 5, 1996
                       ____________________
     IN ACCORDANCE WITH Chapter 78.315 of the Nevada Private Corporations Act and as permitted by the Bylaws of Biomune Systems, Inc., a Nevada corporation (the "Company"), the undersigned, constituting all of the directors of the Company, hereby adopt the following resolutions by unanimous written consent:

     RESOLVED: That the Board of Directors deems it to be in the best interest of the Company and its shareholders to increase the total number of authorized shares of the Company's Series A 10% Cumulative Convertible Preferred Stock, $0.0001 par value per share (the "Series A Preferred"), from one million seventy-five thousand (1,075,000) shares to one million one hundred twenty thousand (1,120,000) shares.

     RESOLVED FURTHER: That, in accordance with the requirements of Section 7(iii) of the Designation of Rights and Preferences related to the Series A Preferred, current and certain former holders of a majority of the Series A Preferred consented to the increase in the total number of authorized shares of Series A Preferred to one million one hundred twenty thousand (1,120,000) shares pursuant to a written Consent, a copy of the form of which Consent is attached hereto as Exhibit "A", which forty-five thousand (45,000) share increase will only be utilized by the Company for stock dividends accrued and accruing on the Series A Preferred.

     RESOLVED FURTHER: That the Board of Directors hereby adopts the amendment to the Designation of Rights and Preferences related to the Company's Series A Preferred attached hereto as Exhibit "B", and declares that said amendment to the Designation of Rights and Preferences related to the Series A Preferred is advisable for the Company to adopt.

     RESOLVED FURTHER: That the appropriate officers of the Company are hereby authorized to proceed in their discretion with the filing of said amendment to the Designation of Rights and Preferences related to the Series A Preferred with the Nevada Secretary of State pursuant to the requirements of Section 78.195 of the Nevada Private Corporations Act.

     RESOLVED FURTHER: That David G. Derrick and Milton G. Adair and any other appropriate officers of the Company are hereby authorized and directed to execute and deliver any necessary or proper certificates and instruments regarding said amendment to the Designation of Rights and Preferences related to the Company's Series A Preferred, and to take such other action as they or either of them may deem necessary or appropriate to carry out the intent of the foregoing resolutions.

     RESOLVED FURTHER: That the Board of Directors hereby ratifies and approves the issuance of the shares of Series A Preferred indicated on Exhibit "C" attached hereto to the shareholders indicated thereon for accrued Series A Preferred stock dividends through September 30, 1995.

     RESOLVED FURTHER: That the appropriate officers of the Company are hereby authorized and directed to do or cause to be done any and all such acts and things, and to execute and deliver any and all such further papers, instruments, certificates and documents as they, with the advice of legal counsel for the Company, deem necessary or appropriate to carry into effect the full intent and purpose of the foregoing resolutions.

     We direct that this Action by Unanimous Written Consent be filed with the minutes of the proceedings of the Board of Directors of the Company. This Action by Unanimous Written Consent may be executed by facsimile and may be signed in one or more counterparts, each of which shall be deemed to be an original, and all of which, when taken together, shall constitute one and the same instrument.








           [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

     This Action by Unanimous Written Consent is effective as of the date first-above written.

                              _____________________________________________
                              DAVID G. DERRICK


                              _____________________________________________
                              JAMES J. DALTON


                              _____________________________________________
                              MILTON G. ADAIR


                              _____________________________________________
                              AARON GOLD


                              _____________________________________________
                              CHARLES J. QUANTZ


                              _____________________________________________
                              THOMAS Q. GARVEY, III


                              _____________________________________________
                              CHRISTOPHER D. ILLICK

                            EXHIBIT "A"

                             CONSENT


     Pursuant to Section 7(iii) of the Designation of Rights and Preferences for the Series A 10% Cumulative Convertible Preferred Stock (the "Series A Preferred") of Biomune Systems, Inc., a Nevada corporation (the "Company"), the undersigned, as a holder or former holder of shares of the Company's Series A Preferred, hereby consents to and authorizes the Company's Board of Directors to take all necessary and appropriate actions to amend the Company's Articles of Incorporation in order to authorize an additional forty-five thousand (45,000) shares of Series A Preferred. The undersigned further understands that all of said forty-five thousand (45,000) shares of Series A Preferred will be utilized by the Company only for stock dividends accrued or accruing on issued and outstanding shares of the Company's Series A Preferred.

                                   _______________________________________
                                   (Signature)

                                   _______________________________________
                                   (Printed Name)

                                   _______________________________________


                                   _______________________________________
                                   (Address)

                                   Date:  June 24th, 1996

                           EXHIBIT "B"

1.   Designation and Number of Shares.

     An initial series of the Corporation's Preferred Stock is hereby established, to be designated and known as "Series A 10% Cumulative Convertible Preferred Stock" (hereinafter referred to as the "Series A Preferred Stock"), consisting of one million one hundred twenty thousand (1,120,000) shares of the authorized and unissued shares of the Corporation's Preferred Stock, $0.0001 par value per share. The Corporation shall from time to time, in accordance with the laws of the State of Nevada, increase the number of shares of its Common Stock, $0.0001 par value per share, if at any time the number of shares of the Corporation's Common Stock remaining unissued and available for issuance shall not be sufficient to permit conversion of the Series A Preferred Stock as provided herein.

                          (801) 320-6727

                          July 18, 1996


Mr. Michael G. Acton, CPA
Chief Financial Officer
Biomune Systems, Inc.
540 Arapeen Drive, Suite 202
Salt Lake City, Utah 84108-1202

     Re:  Certificate of Amendment

Dear Mike:

     Enclosed for inclusion in the Company's Minute Book is a copy of the Certificate of Amendment to the Designation of Rights and Preferences Related to Series A 10% Cumulative Convertible Preferred Stock, which Certificate of Amendment was filed with the Nevada Secretary of State on July 3, 1996.

                                   Very truly yours,



                                   Thomas R. Taylor

TRT:csp
Enclosures